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                               [Ogier Letterhead]

Direct line: 01534 504220
Direct Email: marc.yates@ogier.com

Reference: MSY/SA/RAND006-16-0
Your reference:

June 21, 2002

Randgold Resources Limited
La Motte Chambers
La Motte Street
St. Helier
Jersey JE1 1BJ
Channel Islands



Ladies and Gentlemen,

Randgold Resources Limited

               We refer to the registration statement and amendments thereto on Form F-1 (the "Registration Statement") originally filed on June 21, 2002 by Randgold Resources Limited (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to an aggregate of 5,750,000 ordinary shares, $0.10 par value per share, in the form of ordinary shares or American Depositary Shares (the "Shares"). Of these Shares, the Company will sell 5,000,000 Shares and the selling shareholder has granted the underwriters an option to purchase up to 750,000 additional Shares to cover over-allotments, if any.

               As special Jersey, Channel Islands counsel to the Company, in connection with the sale of Shares pursuant to the Registration Statement, we have examined such corporate records and documents and such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

               Based upon the foregoing, we are of the opinion that:

       1. The Company has been duly incorporated and is validly existing as a corporation under the laws of Jersey, Channel Islands.

       2. The Shares to be issued and sold by the Company, as contemplated by the Registration Statement, are duly and validly authorized, and when issued and sold
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Randgold Resources Limited
June 21, 2002


and upon receipt by the Company of payment therefor, will be legally and validly issued, fully paid and non-assessable.

       3. The Shares to be sold by the selling shareholder are duly and validly authorized and legally and validly issued, fully paid and non-assessable.

       We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the above-mentioned Registration Statement and to the reference to our name under the "Validity of Securities" section of the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

                                        Very truly yours,

                                        OGIER & LE MASURIER